UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 5, 2007

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687
(Address of principal executive offices)

(808) 877-3351
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)            Compensatory Arrangements of Certain Officers

Section 409A of the Internal Revenue Code imposes significant additional taxes on stock options granted with an exercise price lower than the fair market value on the date of grant that vest after December 31, 2004.  In order to eliminate those adverse tax consequences, as previously disclosed, on August 7, 2006, Maui Land & Pineapple Company Inc. (the “Company”) and David C. Cole entered into an amendment to Mr. Cole’s Stock Option Agreement dated October 6, 2003. The amendment changed the exercise price for 133,333 shares of our common stock underlying the option from $19.70 to $27.60, the fair market value of our common stock as of the date of the option grant.  In order to minimize the adverse effect of the amendment and to compensate Mr. Cole for the related loss in value under his Stock Option Agreement, on February 5, 2007, the Compensation Committee of the Board of Directors of the Company approved a cash bonus to Mr. Cole in the amount of $1,053,331.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: February 9, 2007	By:	/S/ ROBERT I. WEBBER
Robert I. Webber
Chief Financial Officer/Senior Vice President Business Development
(Principal Financial Officer)